EXHIBIT 5


                [LETTERHEAD OF PRYOR CASHMAN SHERMAN & FLYNN LLP]

                                                                   (212)326-0846

                                                              April 12 2002


Military Resale Group, Inc.
2180 Executive Circle
Colorado Springs, Colorado 80906


                           RE:  MILITARY RESALE GROUP, INC.
                                REGISTRATION STATEMENT ON FORM SB-2
                                -----------------------------------
Ladies and Gentlemen:

         We refer to the Registration Statement on Form SB-2 (Registration No. 333-75630) (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Military Resale Group, Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement covers the registration of a maximum of 5,000,000 shares (the "Shares") of the Company's Common Stock, par value $.0001 per share, to be sold by the Company to the public in a "best efforts, no minimum" offering pursuant to the Registration Statement and a Subscription Agreement in the form filed asf Exhibit 10.7 to the Registration Statement (the "Subscription Agreement").

         We have examined the original, or a photostatic or certified copy, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in

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Military Resale Group, Inc.
April 12, 2002
Page 2

the documents that we have examined, we are of the opinion that the Shares proposed to be issued and sold by the Company have been duly authorized for issuance and, when issued to and paid for by the purchasers of the Shares in accordance with the terms of the Subscription Agreements, will have been validly issued and will be fully paid and non-assessable.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.

         Our opinion is limited to the laws of the State of New York and the laws of the United States.

         This opinion is rendered solely for your benefit in connection with the transactions described above. This opinion may not be used or relied upon by any other person and, except as provided in the preceding paragraphs, may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.


                                           Very truly yours,


                                           /s/ PRYOR CASHMAN SHERMAN & FLYNN LLP